UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2024

VITAL ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2024, Vital Energy, Inc. (the “Company”) issued $200,000,000 aggregate principal amount of 7.875% senior notes due 2032 (the “Notes”). The Notes were offered as additional notes under the indenture dated as of March 28, 2024, among the Company, Vital Midstream Services, LLC, as guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as may be supplemented from time to time (the “Indenture”), pursuant to which the Company has previously issued $800.0 million aggregate principal amount of 7.875% senior unsecured notes due 2032 (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class.

Additional information regarding the Notes and the Indenture, pursuant to which the Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Company. The Notes are guaranteed on a senior unsecured basis by the Guarantor and may in the future be guaranteed by certain of the Company’s future restricted subsidiaries.

The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Company may incur. Each guarantee ranks equally in right of payment with all existing and future senior indebtedness of the guarantor and senior to any subordinated indebtedness that the guarantor may incur.

Maturity and Interest

The Notes will mature on April 15, 2032 with interest accruing at a rate of 7.875% per annum and payable semi-annually, in cash in arrears, on April 15 and October 15 of each year, commencing October 15, 2024.

Optional Redemption

At any time prior to April 15, 2027, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes using funds in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such equity offering.

At any time prior to April 15, 2027, the Company may, on one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the redemption date.

On or after April 15, 2027, the Company may, on one or more occasions, redeem all or a part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2027	103.938%
2028	101.969%
2029 and thereafter	100.000%

Change of Control

If certain change of control events occur followed by a rating decline within 60 days, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Company’s restricted subsidiaries to: (i) pay certain distributions or dividends on, or purchase, redeem or otherwise acquire equity interests; (ii) make certain investments; (iii) incur certain additional indebtedness or liens; (iv) sell certain assets or merge with or into other companies; and (v) engage in material transactions with affiliates.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and incorporated into this Item 1.01 by reference.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the then total outstanding Notes may (with notice to the Company (and the Trustee, if given by all the holders)) declare all unpaid principal of and accrued interest, if any, on all outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default arises from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture is hereby incorporated herein by reference. A copy of the Indenture is attached hereto as Exhibits 4.1 and incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On April 1, 2024, the Company issued a press release announcing the commencement of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 1, 2024, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

On April 1, 2024, the Company issued a press release announcing the upsize of its previously announced cash tender offer for its 9.750% senior notes due 2030. A copy of the Company’s press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

All statements in the press releases, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other filings with the U.S. Securities and Exchange Commission for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

Purchase Agreement

On April 1, 2024, the Company and the Guarantor entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., as representative of the several initial purchasers named in Schedule A to the Purchase Agreement (together, the “Initial Purchasers”), providing for the offer and sale by the Company (the “Offering”) of the Notes. The net proceeds from the Offering received by the Company were approximately $197.2 million, after deducting the Initial Purchasers’ discount and estimated offering expenses, but excluding accrued interest payable by purchasers of the Notes. The Company intends to use the net proceeds from the Offering to repay or repurchase indebtedness, including in connection with the funding of the purchase for cash certain of our 10.125% senior notes due 2028 and certain of our 9.750% senior notes due 2030 in the cash tender offers (the “Tender Offers”) the Company commenced pursuant to an offer to purchase dated March 14, 2024, as amended and for general corporate purposes.

The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary obligations of the parties and termination provisions. The Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 28, 2024, among Vital Energy, Inc., Vital Midstream Services, LLC and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 7.875% Senior Unsecured Notes due 2032 (included in Exhibit 4.1).
10.1	Purchase Agreement, dated April 1, 2024, among Vital Energy, Inc., Vital Midstream Services, LLC and BofA Securities, Inc., as representative of the several initial purchasers named therein.
99.1	Press release dated April 1, 2024 announcing the commencement of the Offering.
99.2	Press release dated April 1, 2024 announcing pricing of the Offering.
99.3	Press release dated April 1, 2024 announcing upsize of tender offer
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: April 3, 2024	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Executive Vice President and Chief Financial Officer